UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2006

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2006, in connection with his previously-announced retirement as senior executive vice president and chief operating officer of Manor Care, Inc., M. Keith Weikel retired from the company's board of directors.

(c) Also on December 5, 2006, Manor Care, Inc. announced that Stephen L. Guillard was elected chief operating officer of the company effective January 1, 2007, succeeding M. Keith Weikel in that position. Mr. Guillard, age 57, joined the company as executive vice president in June 2005. In this position, he has provided executive leadership for the company's skilled nursing, assisted living, and rehabilitation businesses, as well as their related clinical services teams. From 1988 to May 2005, he served as Chairman and Chief Executive Officer of Harborside Healthcare Corporation. The company and Mr. Guillard have not entered into any plan, contract, or arrangement with respect to his appointment as chief operating officer.

(d) Also on December 5, 2006, Stephen L. Guillard was elected as a director of Manor Care, Inc., to fill the vacancy created by the retirement of M. Keith Weikel. Mr. Guillard was also named to the Quality Committee of the company's board of directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

99.1 Press Release dated December 5, 2006 issued by Manor Care, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

December 6, 2006	By:	Paul A. Ormond

Name: Paul A. Ormond
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 5, 2006 issued by Manor Care, Inc.